Exhibit 99.1

    Muzak Holdings LLC Announces Third Quarter Results and Appoints New CFO

    FORT MILL, S.C.--(BUSINESS WIRE)--Nov. 14, 2006--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter ended September 30, 2006.

    Music and other business services revenue for the quarter ended September 30, 2006 was $47.7 million, a 0.8% increase, compared to $47.4 million for the quarter ended September 30, 2005. Equipment sales and related services revenue increased to $15.2 million in the quarter ended September 30, 2006 as compared to $15.0 million in 2005. As a result, total revenue for the quarter ended September 30, 2006 was $63.0 million, a 1.0% increase, compared to $62.3 million for the quarter ended September 30, 2005.

    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $14.9 million for the quarter ended September 30, 2006, an increase of $0.1 million or 0.8% as compared to $14.7 million in the quarter ended September 30, 2005. EBITDA as defined in our indentures, which excludes non-cash items, was $15.2 million for the quarter ended September 30, 2006 as compared to $15.5 million in the 2005 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.4 million and $0.5 million in the quarters ended September 30, 2006 and 2005, respectively, and a $0.3 million reserve for capital investments at subscriber locations that were lost or destroyed as a result of hurricane Katrina in the quarter and nine months ended September 30, 2005. Additionally, EBITDA for the quarter ended September 30, 2005 includes restructuring charges of $0.3 million.

    For the nine months ended September 30, 2006, the Company had music and other business services revenue of $142.4 million, total revenue of $183.9 million and EBITDA of $45.1 million , representing increase (decreases) of 0.9%, (0.1%) and 17.1%, respectively, versus the comparable 2005 period. EBITDA as defined in our indentures was $46.5 for the nine months ended September 30, 2006, an increase of $3.7 million or 8.7% as compared to $42.7 in the 2005 comparable period. In addition to the items listed above for the quarter ended September 30, 2006 and 2005, EBITDA and EBITDA as defined in our indentures for the nine months ended September 30, 2005 include a $1.0 million settlement charge relating to the DMX lawsuit and associated legal expenses of $0.6 million as well as a $1.7 million impairment charge on notes receivable.

    EBITDA for the quarter and nine months ended September 30, 2006 reflects the recent write off of $2.0 million of implementation and design costs associated with the company's new enterprise resource planning ("ERP") system. On October 11, 2006, the Company recommended, and the Board of Directors authorized, that our relationship with the vendor of our current operating system be extended and renewed and that the implementation of the new ERP system be discontinued. As part of management's ongoing assessment of the estimated costs and anticipated benefits associated with the ERP system and its implementation, the Company focused on projected operating efficiencies and determined that the greatest potential efficiencies, net of investment, could be reaped by working with our current vendor to implement improvements to systems and processes. This write off is included in selling, general and administrative expenses for the three and nine months ended September 30, 2006.

    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended September 30, 2006 was $10.4 million as compared to $11.3 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.

    The Company generated a net cash increase of $0.3 million and $1.9 million for the three and nine month periods ended September 30, 2006, respectively, versus a net cash usage of $6.7 million and $16.5 million for the three and nine month period ended September 30, 2005, respectively. The third quarter 2006 represents the fourth consecutive quarter of positive cash flow. The cash flow improvement on a year-over-year basis is partially attributable to lower capital investments and the implementation of a standardized pricing initiative, which were both key components of our revised business plan implemented on June 24, 2005. The net investment made in new subscriber locations was $6.9 million for the quarter ended September 30, 2006. This investment is comprised of a gross investment of $7.4 million offset by $0.5 million of installation revenue received. This represents a 16% reduction to the third quarter 2005 net investment, which was $8.2 million.

    The Company announced on November 14, 2006 that Dodd Haynes shall assume the duties of Chief Financial Officer of the Company effective November 20, 2006. Mr. Haynes was most recently Vice President of Internal Audit and Loss Prevention at Family Dollar Stores, a NYSE listed retailer headquartered in Charlotte, North Carolina. Prior to joining Family Dollar, Mr Haynes held various executive and managerial positions at Goodrich Corporation and Price Waterhouse.

    Muzak Holdings LLC will have a conference call on November 14, 2006 at 3:00 p.m. (Eastern Standard Time) to discuss third quarter results. The call in number is 1-800-756-4697 and the access code is 8141. A replay of the call will be available for one week beginning at 4:00 p.m. on November 15, 2006. The replay number is 1-800-756-3819 and the access code is 216211.

    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.

    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personal, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.



                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)

                                Quarter Ended
                            9/30/2006  9/30/2005  % Change  6/30/2006
                            ---------- ---------- --------- ----------
Selected Operations Data

 Revenues
  Music and Other Business
   Services                   $47,743    $47,363       0.8%   $47,172
  Equipment Sales and
   Related Services            15,218     14,974       1.6%    14,321
                            ---------- ---------- --------- ----------
   Total Revenues              62,961     62,337       1.0%    61,493
                            ---------- ---------- --------- ----------

 Cost of Revenues
  Music and Other Business
   Services                    11,749     10,552      11.3%    11,251
  Equipment Sales and
   Related Services            14,928     14,654       1.9%    14,227
                            ---------- ---------- --------- ----------
   Total Cost of Revenues      26,677     25,206       5.8%    25,478
                            ---------- ---------- --------- ----------

 Selling, General and
  Administrative
  Amortization of
   Commissions                  4,042      4,364      -7.4%     4,145
  Other Selling, General
   and Administrative (1)      17,656     17,836      -1.0%    16,380
                            ---------- ---------- --------- ----------
   Total Selling, General
    and Administrative         21,698     22,200      -2.3%    20,525
                            ---------- ---------- --------- ----------

 Restructuring Charges (2)          -        373         -          -
 Other (income) expense          (270)      (179)     50.8%      (372)
                            ---------- ---------- --------- ----------

  EBITDA (3)                  $14,856    $14,737       0.8%   $15,862
                            ========== ========== ========= ==========
    EBITDA Margin                23.6%      23.6%                25.8%

Other financial data

 EBITDA per the indentures    $15,228    $15,478              $16,255
 Muzak LLC Interest Expense    11,873     11,475               11,772
 Muzak Holdings LLC
  Interest Expense             12,688     12,288               12,587
 Muzak LLC Net Debt to           6.94x      6.90x                6.48x
  EBITDA (4)
 Muzak Holdings LLC Net          7.34x      7.29x                6.88x
  Debt to EBITDA (4)

Balance sheet data (end of
 period)

 Cash Balance (5)             $19,692    $17,297              $19,387
 Muzak LLC Total Debt (6)     440,988    442,556              441,053
 Muzak Holdings LLC Total
  Debt (6)                    465,233    466,771              465,298




                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)



                                         Nine months ended

                                       9/30/2006  9/30/2005  % Change
                                       ---------- ---------- ---------
Selected Operations Data

 Revenues
  Music and Other Business Services     $142,407   $141,142       0.9%
  Equipment Sales and Related Services    41,496     42,983      -3.5%
                                       ---------- ---------- ---------
   Total Revenues                        183,903    184,125      -0.1%
                                       ---------- ---------- ---------

 Cost of Revenues
  Music and Other Business Services       34,069     31,019       9.8%
  Equipment Sales and Related Services    42,587     41,680       2.2%
                                       ---------- ---------- ---------
   Total Cost of Revenues                 76,656     72,699       5.4%
                                       ---------- ---------- ---------

 Selling, General and Administrative
  Amortization of Commissions             12,268     13,339      -8.0%
  Other Selling, General and
   Administrative (1)                     50,302     55,401      -9.2%
                                       ---------- ---------- ---------
   Total Selling, General and
    Administrative                        62,570     68,740      -9.0%
                                       ---------- ---------- ---------

 Restructuring Charges (2)                   339      1,717         -
 Other (income) expense                     (784)      (289)    171.3%
 Loss on early extinguishment of debt          -      2,735         -
                                       ---------- ---------- ---------

  EBITDA (3)                             $45,122     38,523      17.1%
                                       ========== ========== =========
    EBITDA Margin                           24.5%      20.9%

 EBITDA per the indentures               $46,458    $42,728




(1) Selling, general, and administrative expenses include $2.0 million write-off of ERP system for the quarter and nine months ended September 30, 2006. Selling, general, and administrative expenses include $0.4 million and $1.3 million capitalized labor impairment charges for the quarter and nine months ended September 30, 2006, respectively and includes $0.5 million and $1.2 million capitalized labor impairment for the quarter and nine months ended September 30, 2005, respectively. Selling, general, and administrative expenses for the nine months ended September 30, 2005 includes a $1.0 million charge for the settlement with DMX Music, Inc and associated legal expenses of $0.6 million. Selling, general, and administrative expenses include $1.7 million impairment charge on notes receivable for the nine months ended September 30, 2005.

(2) Restructuring charges for the nine months ended September 30, 2006 include $0.3 million of severance relating to implementation of a field management reorganization implemented in January 2006 restructuring charges for the quarter and nine months ended September 30, 2005 include $0.4 million and $1.0 million, respectively, of severance relating to the implementation of the revised business plan of June 24, 2005 and include $0.7 million impairment of lease obligations due to excess capacity in certain field office locations

(3) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.




                                           Three months ended
                                      Q3 2006    Q3 2005    Q2 2006
                                    ---------------------- ----------
   Net Loss                           $(10,433)  $(11,287)   $(9,392)
   Interest expense                     12,688     12,288     12,587
   Taxes                                   (78)       (27)       (84)
   Depreciation and amortization        12,679     13,763     12,751
                                    ---------------------- ----------
   EBITDA                               14,856     14,737     15,862
                                    ---------------------- ----------
   Non-cash items                          372        741        393
                                    ---------------------- ----------
   EBITDA pursuant to the Notes        $15,228    $15,478    $16,255
                                    ====================== ==========

                                      Nine months ended
                                      Q3 2006    Q3 2005
                                    ----------------------
   Net Loss                           $(30,923)  $(39,009)
   Interest expense                     37,715     35,824
   Taxes                                  (242)       (95)
   Depreciation and amortization        38,572     41,803
                                    ----------------------
   EBITDA                               45,122     38,523
                                    ----------------------
   Non-cash items                        1,336      4,205
                                    ----------------------
   EBITDA pursuant to the Notes        $46,458    $42,728
                                    ======================


(4) Reflects Total Debt described in (6) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized Basis.

(5) September 30, 2006 cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit

(6) Total Debt excludes $1.8 million of debt of a subsidiary that is non-recourse to the Company.

    CONTACT: Muzak Holdings LLC
             Alex Brenner, 803-396-3000